Exhibit 99.2

Rural Cellular Corporation

4th Quarter 2001 Pre Release

Financial Results Teleconference Commentary

January 7, 2002

Teleconference Administrative topics

Chris Boraas

•	Good morning, everyone.
•	I would like to remind everyone that a dial-in replay of this teleconference will be available after the completion of this call.
•	The required information to log into this replay is included in our press release issued last night.
•	A Form 8-K will be filed today including as exhibits the text from today's teleconference and our preliminary 4th Quarter earnings press release.
•	Presenting this morning will be Richard Ekstrand, RCC’s President and CEO.
•	Following the opening remarks, Rick, Wesley Schultz, RCC Chief Financial Officer, and Ann Newhall, RCC’s Chief Operating Officer, will be available to take your questions.
•

Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC's  Report on Form 10-K for the year ended December 31, 2000 and other filings with the Securities and Exchange Commission.

•	And with that, I’ll turn it over to Rick Ekstrand.

CEO Discussion

Richard Ekstrand

Thanks, Chris

•	Good morning, everyone, and thanks for taking the time, on such short notice, to participate in our call.
•	As many of you know, we announced late on Friday our intention to pursue a $300 million high yield offering.
•	Because of that announcement, we felt it was appropriate to pre-release the preliminary results of our 4th quarter operating performance prior to the start of the road show for the offering.
•

I’d like to begin today by providing some insight and perspective regarding our net adds this quarter, which–while on the surface appear disappointing–begin to show real progress over our 3rd quarter and point to further anticipated improvement in the 1st quarter and for all of 2002.

•	As you may recall, the increase in 3rd quarter churn to 2.8% caused us to lose approximately 900 net postpaid customers in that quarter.
•	The 3rd quarter’s 7,100 total net-adds were actually a result of very high prepaid growth.
•

As we indicated at the time, the higher churn during the 3rd quarter was primarily driven by issues involving our South region and a billing conversion and customer care consolidations in our Northwest region.

•	At this time, we believe it is worthwhile to discuss further, our issues in the South region and its effect on our 3rd quarter results.
•	We will also explain how these issues affected our 4th quarter net-adds and how we’ve addressed these issues and the expected future impact.
•	The problem in the 3rd quarter was one of churn, which translated into disappointing customer gains.
•	The success in our 4th quarter was that churn dropped to 2.1% as compared to 2.8% in the 3rd quarter.
•	While this is a significant improvement, and we have one of the lowest churn levels in the industry, our goal is to return churn closer to our company’s historically low levels.
•

Further illustrating this improvement, our South region churn dropped from 5.13% in the 3rd quarter to 3.16% in the 4th quarter and churn in our Northwest region dropped from 3.3% in the 3rd quarter to 2.3% in the 4th quarter.

•	As a result, the disappointing net-adds in our 4th quarter were primarily the result of fewer gross-adds.
•	However, let me be clear on two VERY important points about 4th quarter.
•

First, the lower gross-adds, while partly a function of a slower economy, also reflect management’s decision to focus on understanding and controlling our churn in the South region before we spent our energies trying to aggressively pursue new customers.

•	After all, what good is spending more than $300 for a new customer unless we are confident that we are going to keep him.
•

Second, and this demonstrates our success in the quarter is that we added almost 12,000 net postpaid customers in the 4th quarter compared with a net loss of almost 900 net  postpaid customers in the 3rd quarter.

•	So, while it seems as if net add improvement was modest, in fact, it was much stronger than it appears on the surface.
•	It is also worth noting that part of the reason net-adds for the 4th quarter were light is that we experienced 1,000 prepaid net customer losses during the quarter.
•	OK, so let’s understand what happened in the South region, what we are doing about it and why we are confident that most of the issues are now behind us.
•	As you know, we acquired this region as part of our acquisition of the Triton properties and soon discovered we had inherited a “turn-around” situation.
•	The initial problem in the South was that a large number of customers were on unprofitable plans where in-collect roaming expense was exceeding revenue per customer.
•

Starting in the 4th quarter of 2000, we took steps to churn-off many of those customers or move them to “profitable” plans.  In fact, we reported consolidated churn increasing in the 1st quarter of 2001 to 2%, largely because of this.

•	Net adds, however, didn’t suffer in these previous quarters of 2001 because local management “sold” through the higher churn we initiated.
•	However, as is often the case, when something looks too good to be true, it often is.

•

As we talked about during our 3rd quarter conference call, we quickly discovered that our local management team achieved these higher gross-adds by, in many cases, pushing the limits of our credit policies.

•	Consequently, our weak 3rd quarter net-adds reflected the churning of poor credit quality postpaid customers, primarily in the South region.
•	This is why, although the company had 7,100 net-adds, we had almost 900 negative postpaid net-adds in the 3rd quarter.
•	At this point, we thought that we had taken care of our postpaid credit quality problem.
•	And in fact we did!
•	However, we experienced prepaid churn in the 4th quarter because of the nature of the prepaid offerings earlier in the year.
•

The delay in seeing this churn until the 4th quarter, rather than having seen it in the 3rd quarter, is because prepaid churn is recorded 90 days or one quarter after a prepaid customer doesn’t replenish his minutes.

•	So, the 9,600 net-add shortfall from the 20,000 we had hoped to report for the 4th quarter was really
• 1/3 the result of prepaid churn spilling over from our 3rd quarter,
• 1/3 from our decision not to push too hard for growth in the South region until we were sure we had fixed our churn issue, and
• 1/3 from the slower economy.
•	We believe the churn problem is mostly behind us and we have once again started to focus more on customer growth.
•

It is for this reason that we are comfortable giving guidance that 1st quarter, 2002 net adds should climb back up to approximately 14,000 as our marketing efforts in the South region start to gear up during the quarter and 2nd quarter net adds of 18,000 as business returns more to normal.

•	The South region represents opportunity for the company and we look forward to stronger contributions from this region in the near future.
•	Now, let’s turn to cash flow.
•	We expect to report approximately $42.5 million in EBITDA in the 4th quarter, down only somewhat from external expectations.
•	This should be consistent with the lower service revenue that one would expect to see because of our lower net-adds.
•

Speaking to our successes, despite the challenges we had, we expect to generate approximately $197 million in EBITDA for 2001 and $25 million in free cash flow, which is defined as EBITDA less interest expense and capital expenditures, as compared to a negative $4 million in 2000.

•	This translates into an almost unparalleled $2.11 per share in free cash flow. Last Friday’s closing stock price represents approximately a 10 and a half times multiple of free cash flow.
•	In addition, we expect to produce approximately $211 million in EBITDA and generate $34 million, or $2.87 per share, in free cash flow in 2002, an increase of 36%.
•	Based on last Friday’s closing stock price this represents approximately a 7 and three quarters multiple of 2002 free cash flow.
•	We intend to apply our free cash flow to further reduce our debt leverage to approximately 6 times by the end of 2002, continuing our commitment to deleverage the company.
•	At this point, I will turn the teleconference back to the moderator, who will poll you for any questions.